ARTICLES OF MERGER

                                    BETWEEN

                  IRVINE APARTMENT COMMUNITIES MARYLAND, INC.
                           (a Maryland Corporation)

                                      AND

                      IRVINE APARTMENT COMMUNITIES, INC.
                           (a Delaware Corporation)



         IRVINE APARTMENT COMMUNITIES MARYLAND, INC., a corporation duly organized and existing under the laws of the State of Maryland ("MD Corp"), and IRVINE APARTMENT COMMUNITIES, INC., a corporation duly organized and existing under the laws of the State of Delaware ("DE Corp"), do hereby certify that:

         FIRST:  MD Corp and DE Corp agree to merge.

         SECOND: The name and place of incorporation of each party to these Articles of Merger are IRVINE APARTMENT COMMUNITIES MARYLAND, INC., a Maryland corporation, and IRVINE APARTMENT COMMUNITIES, INC., a Delaware corporation. MD Corp shall be the successor corporation in the merger and shall change its name to IRVINE APARTMENT COMMUNITIES, INC. as a corporation of the State of Maryland.

         THIRD: The date of incorporation of DE Corp was September 10, 1993. DE Corp is incorporated under the Delaware General Corporation Law. DE Corp is not registered or qualified to do business in Maryland.

         FOURTH: MD Corp has its principal office in Maryland in Baltimore City. DE Corp does not have any principal office in Maryland. DE Corp does not own an interest in land in Maryland.

         FIFTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized, and approved by each corporation party to these Articles of Merger in the manner and by the vote required by its charter and the laws of the state of its incorporation. The manner of approval was as follows:

               (a) The Board of Directors of MD Corp, by written consent dated March 19, 1996 signed by all the directors and filed with the minutes of proceedings of the Board of Directors, adopted a resolution which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed merger be submitted for consideration by the sole stockholder of MD Corp by unanimous written consent. The Board of Directors of DE Corp by written consent dated March 19, 1996 signed by all the directors and filed with the minutes of proceedings of the Board of Directors, adopted a resolution which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed merger be submitted for consideration at the annual meeting of the stockholders of DE Corp.

               (b) The proposed merger was approved by the sole stockholder of MD Corp by unanimous written consent dated March 20, 1996. The proposed merger was approved by the stockholders of DE Corp at the annual meeting of stockholders held on April 30, 1996 by the vote required under Delaware law.

         SIXTH: The merger does not amend the charter of the successor, MD Corp, except that Article Second of the charter is hereby deleted in its entirety and the following substituted therefor:

         "The name of the corporation (which is hereinafter called the "Corporation") is:

               Irvine Apartment Communities, Inc."

         SEVENTH: The total number of shares of stock of all classes which both MD Corp and DE Corp each have authority to issue is 320,000,000, consisting of (i) 150,000,000 shares of Common Stock (par value $0.01 per share) (the "Common Stock"), (ii) 160,000,000 shares of Excess Stock (par value $0.01 per share) (the "Excess Stock"), of which 150,000,000 shares shall be Excess Common Stock and 10,000,000 shares shall be Excess Preferred Stock, as such terms are defined in the Charter of MD Corp and
(iii) 10,000,000 shares of Preferred Stock (par value $1.00 per share)
(the "Preferred Stock"), and amounting in aggregate par value to $13,100,000.

         EIGHTH:  The merger does not increase the authorized stock of MD
Corp.

         NINTH: The terms and conditions of the merger, the mode of carrying the same into effect and the manner and basis of converting or exchanging issued stock of the merging corporations into different stock or other consideration are as follows:

               (a) Each issued and outstanding share of the Common Stock of MD Corp on the effective date of the merger, all of which are held by DE Corp, shall, upon effectiveness and without further action, automatically be canceled. No shares of any other class of capital stock of MD Corp are outstanding.

               (b) Each issued and outstanding share of Common Stock of DE Corp on the effective date of the merger shall, upon effectiveness and without further act, automatically be converted into, and become, one share of the Common Stock of MD Corp. No other shares of any other class of capital stock of DE Corp are outstanding.

         TENTH: The merger shall become effective upon filing of these Articles of Merger with the State of Maryland State Department of Assessments and Taxation.

         IN WITNESS WHEREOF, IRVINE APARTMENT COMMUNITIES MARYLAND, INC., and IRVINE APARTMENT COMMUNITIES, INC. have caused these presents to be signed in their respective names and on their respective behalves by their respective presidents and witnessed by their respective secretaries on May 2, 1996.

WITNESS:                               IRVINE APARTMENT COMMUNITIES
                                       MARYLAND, INC.
                                       (a Maryland corporation)



/s/ Richard E. Moran Jr.               /s/ Steven P. Albert
- - - ------------------------               -----------------------------
Secretary                              President


WITNESS:                               IRVINE APARTMENT COMMUNITIES,
                                       INC.
                                       (a Delaware corporation)


/s/ Richard E. Moran Jr.               /s/ Steven P. Albert
- - - ------------------------               -----------------------------
Secretary                              President


         THE UNDERSIGNED, President of IRVINE APARTMENT COMMUNITIES MARYLAND, INC., a Maryland Corporation, who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                       /s/ Steven P. Albert
                                       -----------------------------
                                       President

         THE UNDERSIGNED, President of IRVINE APARTMENT COMMUNITIES, INC., a Delaware corporation, who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act and deed of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       /s/ Steven P. Albert
                                       -----------------------------
                                       President